EXHIBIT 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2008 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State of Incorporation/Organization
Abu AB	Sweden
Abu Garcia AB	Sweden
Abu Garcia Pty. Ltd.	Australia
Alltrista Limited	Canada
Alltrista Plastics LLC*	Indiana
American Household, Inc.	Delaware
Application des Gaz, S.A.S.	France
Australian Coleman, Inc.	Kansas
Bafiges, S.A.S.	France
Beacon Exports, Inc.	Kansas
Bernardin Ltd.	Canada
Bicycle Holding, Inc.	Delaware
BIL Grudstucksverwaltungs-GmbH & Co. WEDA KG	Germany
Bionnaire International B.V.	Netherlands
BRK Brands, Inc.	Delaware
BRK Brands Europe Limited	United Kingdom
BRK Brands Pty. Ltd.	Australia
Camping Gaz CS Spol S.R.O.	Czech Republic
Camping Gaz (Deutschland) GmbH	Germany
Camping Gaz International Portugal Lda.	Portugal
Camping Gaz Italia S.r.l.	Italy
Camping Gaz Suisse A.G.	Switzerland
Canadian Playing Card Company, Ltd.	Canada
Cavoma LP	Cayman Island
Cavoma Ltd.	Cayman Island
CC Outlet, Inc.	Delaware
Clarance S.a.r.l.	Luxembourg
Coleman Asia Limited	Hong Kong
Coleman Benelux B.V.	Netherlands
Coleman Brands Pty. Limited	Australia
Coleman (Deutschland) GmbH	Germany
Coleman EMEA, S.A.S.	France
Coleman Guangzhou Outdoor Leisure Company, Ltd.	China
Coleman Hong Kong Limited	Hong Kong
Coleman International Holdings, LLC	Delaware
Coleman Japan Company, Ltd.	Japan
Coleman UK Limited	United Kingdom
Coleman Worldwide Corporation	Delaware
Coleman Vostok LLC	Russia
Desarrollo Industrial Fitec, S. De R.L. de C.V.	Mexico
Dicon Global, Inc.	Canada
Dicon Safety Products (Europe) Limited	United Kingdom
Dongguan Holmes Electrical Products Co., Ltd.	China
Dongguan Huixun Electrical Products Co., Ltd.	China
Dongguan Raider Motor Corporation, Ltd.	China
Earth Products Inc.**	California
Electrónica BRK de Mexico, S.A. de C.V.	Mexico
Esteem Industries Limited	Hong Kong
First Alert, Inc.	Delaware
Hearthmark, LLC ***	Delaware
Holmes Motor Corporation	Delaware

Company	State of Incorporation/Organization
Holmes Products (Europe) Limited	United Kingdom
Holmes Products (Far East) Limited	Bahamas
International Playing Card Company, Ltd.	Canada
JRC Products Limited	United Kingdom
Jarden Acquisition ETVE, S.L.	Spain
Jarden Acquisition I, LLC	Delaware
Jarden Consumer Solutions of India Private Limited	India
Jarden Plastic Solutions Limited	United Kingdom
Jarden Receivables, LLC	Delaware
Jarden Zinc Products, LLC	Indiana
Java Products Corporation	Canada
JT Sports LLC	Delaware
K-2 Corporation****	Indiana
K2 Corporation of Canada	Canada
K2 (Hong Kong) Limited	Hong Kong
K2 Inc.	Delaware
K2 Japan Corporation	Japan
K2 Merchandising, Inc.	Delaware
K2 Properties, Inc.	Delaware
K2 Ski Sport und Mode GmbH	Germany
K2 (Switzerland) GmbH	Switzerland
K2 Worldwide Company	Cayman Island
Kansas Acquisition Corp.	Delaware
Kompetenzzentrum Sport, Gesundheit und	Germany
L.A. Services, Inc.	Delaware
Laser Acquisition Corp.	Delaware
Leewards Plastics Manufacturers (Shanghai) Co., Ltd.	China
Lehigh Consumer Products LLC	Delaware
Loew-Cornell, LLC	Delaware
Madshus AS	Norway
Marker CZ s.r.o.	Czech Republic
MARKER Deutschland GmbH	Germany
Marker Japan	Japan
Marker Technica Völklski Sport GmbH	Germany
Marker –Völkl –Austria GmbH	Austria
Marker Völkl International GmbH	Switzerland
Marker Volkl USA, Inc.*****	New Hampshire
Marmot Mountain, LLC	Delaware
Marmot Mountain of Canada Ltd.	Canada
Marmot Mountain Europe GmbH	Germany
Marmot Mountain Overseas Limited	Hong Kong
Miken Sports, LLC	Delaware
Naipes Heraclio Fournier, S.A.	Spain
Noris Shakespeare NV	Netherlands
Nippon Coleman, Inc.	Kansas
Oster GmbH	Germany
Oster de Argentina, S.A.	Argentina
Oster de Chile Comercializadora Ltda.	Chile
Oster de Colombia, Ltda.	Colombia
Oster de Venezuela, S.A.	Venezuela
Oster del Peru S.A.	Peru
Oster of Canada ULC	Canada
OTG-Cani-Denmark A/S	Denmark

Company	State of Incorporation/Organization
OTG Finland, OY	Finland
OTG New Zealand, Ltd.	New Zealand
Outdoor Technologies Group Sweden AB	Sweden
Outdoor Technologies Corporation	Iowa
Outdoor Technologies (Canada), Inc.	Canada
Pacific Rim Metallic Products Limited	Hong Kong
Penn Fishing Tackle Mfg. Co.	Pennsylvania
Penn Trading Limited	United Kingdom
Productos Coleman, S.A.	Spain
Pure Fishing A/S	Norway
Pure Fishing, Inc.	Iowa
Pure Fishing Asia Co., Ltd.	Taiwan
Pure Fishing Crewe Ltd.	United Kingdom
Pure Fishing Deutschland GmbH	Germany
Pure Fishing Europe S.A.S.	France
Pure Fishing (Guangzhou) Trading Co., Ltd.	China
Pure Fishing (Hong Kong) Co. Ltd.	Hong Kong
Pure Fishing Japan Co., Ltd.	Japan
Pure Fishing Korea Co., Ltd.	Korea
Pure Fishing Malaysia Sdn. Bdn.	Malaysia
Pure Fishing Netherlands B.V.	Netherlands
Pure Fishing Spain, Inc.	Delaware
Pure Fishing Siam Zoo Co., Ltd.	Thailand
Pure Fishing (UK) Limited	United Kingdom
Quoin, LLC	Delaware
Rad Air AG Switzerland	Switzerland
Raider Motor Corporation	Bahamas
Rawlings Canada, Incorporated Rawlings de Costa Rica, S.A.	Canada Costa Rica
Rawlings Sporting Goods Company, Inc.	Delaware
Rival de Mexico, S.A. de C.V.	Mexico
Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico
Sea Striker, Inc. Sevylor Europe SAS	North Carolina France
Shakespeare (AUST) Pty. Ltd. Shakespeare Company, LLC	Australia Delaware
Shakespeare Conductive Fibers, LLC Shakespeare Europe B.V.	Delaware Netherlands
Shakespeare (Hong Kong) Limited Shakespeare International Limited Shakespeare Monofilament U.K. Limited SI II, Inc.	Hong Kong United Kingdom United Kingdom Florida
SI China Ventures Limited	Hong Kong
Sitca Corporation	Washington
Sunbeam Americas Holdings, LLC	Delaware
Sunbeam Corporation (Canada) Limited	Canada
Sunbeam de Costa Rica SCR Limitada	Costa Rica
Sunbeam del Peru, S.A.	Peru
Sunbeam Holdings, S.A. de C.V.	Mexico
Sunbeam International (Asia) Limited	Hong Kong
Sunbeam Mexicana, S.A. de C.V.	Mexico
Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico
Sunbeam Oster de Matamoros S.A. de C.V.	Mexico
Sunbeam Products, Inc.******	Delaware
SunCan Holding Corp.	Canada
The Coleman Company, Inc.	Delaware
The United States Playing Card Company	Delaware
THL-FA IP Corp.	Delaware

Company	State of Incorporation/Organization
USPC Holding, Inc.	Delaware
Völkl GmbH	Germany
Völkl Purchase & Service GmbH	Germany
Völkl Sports GmbH & Co. KG	Germany
The Wallingford Insurance Company Ltd.	Bermuda

*	(DBA) Jarden Plastic Solutions
**	(DBA) Adio Footwear, Inc. and Planet Earth Clothing
***	(DBA) Jarden Home Brands
****	(Assumed Name) K2 Sports
*****	(DBA) Volkl Snowboards
******	(Assumed Names) Fenwick Golf, Fisherman’s Factory Outlet and Outdoor Technologies Group
*******	(DBA) Jarden Consumer Solutions